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                                                                     Exhibit 1.1

                                  $300,000,000

                                TECO ENERGY, INC.

                          7.50% NOTES DUE JUNE 15, 2010

                             UNDERWRITING AGREEMENT
                             ----------------------

                                                                   June 10, 2003

Merrill Lynch & Co.
Merrill Lynch, Pierce, Fenner & Smith Incorporated
4 World Financial Center
New York, NY 10080

Morgan Stanley & Co. Incorporated
1585 Broadway
New York, NY 10036

Citigroup Global Markets Inc.
388 Greenwich Street
New York, NY 10013

J.P. Morgan Securities Inc.
277 Park Avenue
New York, NY 10172

Ladies and Gentlemen:

         1. Introductory. TECO Energy, Inc., a Florida corporation ("COMPANY"), proposes to issue and sell $300,000,000 principal amount of its 7.50% Notes due 2010 (the "OFFERED SECURITIES") to the underwriters named in Schedule A hereto (the "UNDERWRITERS"), to be issued under an indenture, dated as of August 17, 1998 ("BASE INDENTURE"), between the Company and The Bank of New York, as trustee ("TRUSTEE"), as heretofore amended and as amended and supplemented by the ninth supplemental indenture dated as of June 10, 2003 (the Base Indenture, as so amended and supplemented, being referred to herein as the "INDENTURE"). The Company hereby agrees with the Underwriters as follows:

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         2. Representations and Warranties of the Company. The Company
represents and warrants to, and agrees with, each Underwriter that:

                  (a) A registration statement (No. 333-1020118), including a prospectus, relating to the Offered Securities has been filed with the Securities and Exchange Commission ("COMMISSION") and has been declared effective. Such registration statement, as amended at the date of this Agreement and including all material incorporated by reference therein, is hereinafter referred to as the "REGISTRATION STATEMENT", and the prospectus relating to the Offered Securities included in the Registration Statement, as supplemented to reflect the terms of the offering of the Offered Securities, as first filed with the Commission pursuant to and in accordance with Rule 424(b) ("RULE 424(b)") under the Securities Act of 1933, as amended (the "ACT"), including all material incorporated by reference therein, is hereinafter referred to as the "PROSPECTUS". No document has been or will be prepared or distributed in reliance on Rule 434 under the Act. No stop order suspending the effectiveness of the Registration Statement is in effect, and no proceedings for such purpose are pending before or threatened by the Commission. Any reference herein to the terms "amend," "amendment" or "supplement" with respect to the Registration Statement, the Prospectus, any related preliminary prospectus or preliminary prospectus supplement shall be deemed to refer to and include the filing of any document under the Securities Exchange Act of 1934, as amended (the "EXCHANGE ACT") after the date of this Agreement, or the issue date of the Prospectus, any related preliminary prospectus or preliminary prospectus supplement, as the case may be, deemed to be incorporated therein by reference. For purposes of this Agreement, all references to the Registration Statement, any preliminary prospectus, the Prospectus or any amendment or supplement to any of the foregoing shall be deemed to include the copy filed with the Commission pursuant to its Electronic Data Gathering, Analysis and Retrieval system ("EDGAR"). Any preliminary prospectus or preliminary prospectus supplement delivered to the Underwriters for use in connection with this offering was identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

                  (b) On the date the Company's most recent Annual Report on Form 10-K was filed with the Commission, the Registration Statement relating to the Offered Securities conformed in all respects to the requirements of the Act, the Trust Indenture Act of 1939 ("TRUST INDENTURE ACT") and the rules and regulations of the Commission ("RULES AND REGULATIONS") and did not include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, and on the date of this Agreement, the Registration Statement and the Prospectus conform in all respects to the requirements of the Act, the Trust Indenture Act and the Rules and Regulations, and neither of such documents includes on the date of this Agreement or will include as of the date of any amendment or supplement thereto or the Closing Date (as defined below) any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, except that the foregoing does not apply to that part of the Registration Statement which

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         constitutes the Statement of Eligibility (Form T-1) of the Trustee
         under the Trust Indenture Act and statements in or omissions from any such documents based upon written information furnished to the Company by any Underwriter through Merrill Lynch, Pierce, Fenner & Smith Incorporated ("MERRILL LYNCH") and Morgan Stanley & Co. Incorporated ("MORGAN STANLEY"), as representatives for the Underwriters ("REPRESENTATIVES"), if any, specifically for use therein, it being understood and agreed that the only such information is that described as such in Section 7(b) hereof. Except as disclosed in the Prospectus, on the date of this Agreement, the Company's Annual Report on Form 10-K most recently filed with the Commission as supplemented by all subsequent reports (collectively, the "Exchange Act Reports") which have been filed by the Company with the Commission, does not include any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading. Such documents, when they were filed with the Commission (or if amended or superseded by a filing prior to the date hereof, then on the date of such filing), conformed in all material respects to the requirements of the Exchange Act and the rules and regulations of the Commission thereunder.

                  (c) The Company has been duly incorporated and is an existing corporation in good standing under the laws of the State of Florida, with power and authority (corporate and other) to own its properties and conduct its business as described in the Prospectus; and the Company is duly qualified to do business as a foreign corporation in good standing in all other jurisdictions in which its ownership or lease of property or the conduct of its business requires such qualification, except where the failure to so qualify would not have a material adverse effect on the condition (financial or other), business, properties or results of operations of the Company and its subsidiaries taken as a whole (a "MATERIAL ADVERSE EFFECT").

                  (d) Each "significant subsidiary" (as such term is defined in Rule 1-02 of Regulation S-X) of the Company (each, a "SIGNIFICANT SUBSIDIARY") (each Significant Subsidiary is listed on SCHEDULE B hereto) has been duly incorporated and is an existing corporation in good standing under the laws of the jurisdiction of its incorporation, with power and authority (corporate and other) to own its properties and conduct its business as described in the Prospectus; each other subsidiary of the Company has been duly incorporated or formed, as the case may be, and is an existing corporation or other entity, as the case may be, in good standing under the laws of the jurisdiction of its organization, with power and authority (corporate and other) to own its properties and conduct its business as described in the Prospectus, except where the failure of the foregoing to be correct would not have a Material Adverse Effect; and each subsidiary of the Company is duly qualified to do business as a foreign corporation or other entity in good standing in all other jurisdictions in which its ownership or lease of property or the conduct of its business requires such qualification, except where the failure to so qualify would not have a Material Adverse Effect; all of the issued and outstanding capital stock or other equity interests of each subsidiary of the Company has been duly authorized and validly issued and is fully paid and nonassessable; and the capital stock or other equity interests of each

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         subsidiary owned by the Company, directly or through subsidiaries, is owned free from liens, encumbrances and defects, except for such liens, encumbrances and defects as would not have a Material Adverse Effect.

                  (e) The Indenture has been duly authorized by the Company and has been duly qualified under the Trust Indenture Act; the Offered Securities have been duly authorized by the Company; and the Offered Securities, when validly authenticated, delivered and paid for pursuant to this Agreement on the Closing Date (as defined below), and the Indenture, when validly executed and delivered by the Trustee, will each have been duly executed, issued and delivered by the Company, will conform to the description thereof contained in the Prospectus, and will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their respective terms, subject to bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights and general equity principles (whether considered in a proceeding in equity or at law); and the Offered Securities are entitled to the benefits of the Indenture.

                  (f) No consent, approval, authorization, or order of, or filing, registration or qualification with, any governmental agency or body or any court (including without limitation the Florida Public Service Commission) is required for the performance by the Company of its obligations hereunder or in connection with the consummation of the transactions contemplated by this Agreement (including without limitation in connection with the issuance and sale of the Offered Securities by the Company), except such as have been obtained or made under the Act and the Trust Indenture Act and such as may be required under state securities laws.

                  (g) The execution, delivery and performance of the Indenture and this Agreement, and the issuance and sale of the Offered Securities and compliance by the Company with the terms and provisions of the Indenture, this Agreement and the Offered Securities will not result in a breach or violation by the Company of any of the terms and provisions of, or constitute a default by the Company under, (A) any statute, rule, regulation or order of any governmental agency or body or any court, domestic or foreign, having jurisdiction over the Company or any of its property or assets or any Significant Subsidiary or any of their respective properties or assets, (B) any agreement or instrument to which the Company or any Significant Subsidiary is a party or by which the Company or any Significant Subsidiary is bound or to which any of the properties of the Company or any Significant Subsidiary is subject, except for breaches, defaults or violations that would not result in a Material Adverse Effect, or (C) the charter or by-laws of the Company or any Significant Subsidiary; and the Company has full power and authority to authorize, issue and sell the Offered Securities as contemplated by this Agreement.

                  (h) This Agreement has been duly authorized, executed and delivered by the Company.

                  (i) Except as disclosed in the Prospectus, there are no pending actions, suits or proceedings against or involving the Company or any of its property or assets, any of its

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         subsidiaries or any of their respective properties or assets that could reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, or would materially and adversely affect the ability of the Company to perform its obligations under the Indenture or this Agreement, or which are otherwise material in the context of the sale of the Offered Securities; and to the Company's best knowledge after reasonable investigation, no such actions, suits or proceedings are threatened or contemplated.

                  (j) The financial statements of the Company, together with the related notes to such financial statements, included or incorporated by reference in the Registration Statement and the Prospectus present fairly the financial position of the Company and its consolidated subsidiaries as of the dates shown and their results of operations and cash flows for the periods shown, and except as otherwise disclosed in the Prospectus, such financial statements have been prepared in conformity with generally accepted accounting principles in the United States applied on a consistent basis (except as stated therein); and any schedules included or incorporated by reference in the Registration Statement present fairly the information required to be stated therein. PricewaterhouseCoopers LLP, who have certified certain of such financial statements of the Company, are independent public accountants with respect to the Company and its subsidiaries as required by the Exchange Act and the rules and regulations thereunder.

                  (k) Except as disclosed in the Prospectus, since the date of the latest audited financial statements included or incorporated by reference in the Prospectus, there has been no material adverse change in the condition (financial or other), business, properties or results of operations of the Company and its subsidiaries taken as a whole.

                  (l) The Company is not and, after giving effect to the offering and sale of the Offered Securities and the application of the proceeds thereof as described in the Prospectus, will not be an "investment company" as defined in the Investment Company Act of 1940, as amended.

                  (m) The Company has filed an appropriate exemption statement pursuant to the provisions of the Public Utility Holding Company Act of 1935, as amended (the "PUBLIC UTILITY HOLDING COMPANY ACT") and is exempt from all provisions of the Public Utility Holding Company Act except Section 9(a)(2) thereof relating to the acquisition of securities of other public utility companies. The Company is not subject to the jurisdiction of the Florida Public Service Commission with respect to the issue and sale of the Offered Securities.

                  (n) The Company and each of its subsidiaries have complied with all provisions of Section 517.075, Florida Statutes relating to doing business with the Government of Cuba or with any person or affiliate located in Cuba.

                  (o) They Company is subject to Section 13 or 15(d) of the Exchange Act.

                  (p) Any certificate signed by any officer of the Company or any of its subsidiaries delivered to the Representatives or to counsel for the Underwriters shall be deemed a

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         representation and warranty by the Company to each Underwriter as to the matters covered thereby.

                  (q) Neither the Company nor any of its subsidiaries is in violation of, or in default in, the performance or observance of any obligation, agreement, covenant or condition contained in any agreement or instrument that is included or incorporated by reference as an exhibit to the Exchange Act Reports, which the Company has filed with the Commission, or set forth on Schedule C attached hereto, except for such defaults that would not result in a Material Adverse Effect.

                  (r) Except as described in the Registration Statement and Prospectus and except as would not, singly or in the aggregate, result in a Material Adverse Effect, (A) to the best knowledge of the Company after reasonable investigation, neither the Company nor any of its subsidiaries is in violation of any federal, state, local or foreign statute, law, rule, regulation, ordinance, code, policy or rule of common law or any judicial or administrative interpretation thereof, including any judicial or administrative order, consent, decree or judgment, relating to pollution or protection of human health, the environment (including, without limitation, ambient air, surface water, groundwater, land surface or subsurface strata) or wildlife, including, without limitation, laws and regulations relating to the release or threatened release of chemicals, pollutants, contaminants, wastes, toxic substances, hazardous substances, petroleum or petroleum products, asbestos-containing materials or mold (collectively, "Hazardous Materials") or to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Materials (collectively, "Environmental Laws"), (B) the Company and its subsidiaries have all permits, authorizations and approvals required under any applicable Environmental Laws, and to the best knowledge of the Company after reasonable investigation, are each in compliance with their requirements, (C) there are no pending or, to the best knowledge of the Company after reasonable investigation, threatened administrative, regulatory or judicial actions, suits, demands, demand letters, claims, liens, notices of noncompliance or violation, investigation or proceedings relating to any Environmental Law against the Company or any of its subsidiaries and (D) to the best knowledge of the Company after reasonable investigation, there are no events or circumstances that would reasonably be expected to form the basis of an order for clean-up or remediation, or an action, suit or proceeding by any private party or governmental body or agency, against or affecting the Company or any of its subsidiaries relating to Hazardous Materials or any Environmental Laws.

                  (s) The Exchange Act Reports, where applicable, and the Prospectus comply in all material respects with Regulation G and with
         Item 10(e) of the Commission's Regulations.

         3. Purchase, Sale and Delivery of Offered Securities. On the basis of the representations, warranties and agreements herein contained, and subject to the terms and conditions herein set forth, the Company agrees to sell to each Underwriter, and each Underwriter, severally and not jointly, agrees to purchase from the Company the principal amount of Offered

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Securities set forth in Schedule A opposite the name of such Underwriter, plus any additional amount of Offered Securities that such Underwriter may become obligated to purchase pursuant to the provisions of Section 9 hereof. The purchase price of the Offered Securities shall be 97.682% of the principal amount of the Offered Securities.

         The Company will deliver against payment of the purchase price the Offered Securities in the form of one or more permanent global securities in definitive form (the "GLOBAL SECURITIES") deposited with the Trustee as custodian for The Depository Trust Company ("DTC"), registered in the name of Cede & Co., as nominee for DTC, and to be credited to the account of MERRILL LYNCH for the respective accounts of the Underwriters with DTC. Interests in any permanent global securities will be held only in book-entry form through DTC, except in the limited circumstances described in the Prospectus. Payment for the Offered Securities shall be made by delivery by MERRILL LYNCH in Federal (same day) funds by wire transfer to an account at a bank, designated by the Company and open for the receipt of funds (and verification of the receipt of funds), at 9:00 A.M. (New York time), on June 13, 2003, or at such other time not later than seven full business days thereafter as the Representatives and the Company determine, such time being herein referred to as the "CLOSING DATE", against delivery to the Trustee as custodian for DTC of the Global Securities representing all of the Offered Securities. It is understood that each Underwriter has authorized the Representatives, for its account, to accept delivery of, receipt for, and make payment of the purchase prices for, the Offered Securities which it has agreed to purchase. The Global Securities will be made available for checking at the office of DTC or its designated custodian (the "DESIGNATED OFFICE") at least one business day prior to the Closing Date.

         The documents to be delivered on the Closing Date by or on behalf of the parties hereto pursuant to Section 6, including the cross-receipt for the Offered Securities and any additional documents requested by the Representatives pursuant to Section 6, will be delivered at the offices of Palmer & Dodge LLP, 111 Huntington Avenue, Boston, MA 02199, and the Offered Securities will be delivered at the Designated Office, all at 9:00 A.M. on the Closing Date.

         The Company hereby confirms its engagement of Merrill Lynch as, and Merrill Lynch hereby confirms its agreement with the Company to render services as, a "qualified independent underwriter" within the meaning of Rule 2720 of the Conduct Rules of the National Association of Securities Dealers, Inc. with respect to the offering and sale of the Offered Securities. Merrill Lynch, solely in its capacity as qualified independent underwriter and not otherwise, is referred to herein as the "Independent Underwriter".

         4. Offering by the Underwriters. It is understood that the Underwriters propose to offer the Offered Securities for sale to the public as set forth in the Prospectus.

         5. Certain Agreements of the Company. The Company agrees with each Underwriter that it will furnish to counsel for the Underwriters, one conformed copy of the Registration Statement, including all exhibits, in the form it became effective and all amendments thereto and that, in connection with the offering of the Offered Securities:

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                  (a) The Company will prepare the Prospectus in a form approved by the Representatives and file the Prospectus with the Commission pursuant to and in accordance with Rule 424(b) within the time prescribed under Rule 424(b).

                  (b) The Company will advise the Representatives promptly of any proposal to amend or supplement the Registration Statement or the Prospectus and will not effect any such amendment or supplementation to which the Representatives have reasonably objected in writing, and the Company will also advise the Representatives promptly of the filing of any such amendment or supplement; provided, however, that the foregoing shall not apply to any of the Company's periodic filings with the Commission pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act; and the Company will also advise the Representatives promptly of the institution by the Commission of any stop order proceedings in respect of the Registration Statement or of any part thereof and will use its best efforts to prevent the issuance of any such stop order and to obtain as soon as possible its lifting, if issued.

                  (c) If, at any time when a prospectus relating to the Offered Securities is required to be delivered under the Act in connection with sales by an Underwriter or any dealer, any event occurs as a result of which the Prospectus as then amended or supplemented would include an untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, or if it is necessary at any time to amend the Prospectus to comply with the Act, the Company promptly will notify the Representatives of such event and will promptly prepare and file with the Commission, at its own expense, an amendment or supplement which will correct such statement or omission or an amendment which will effect such compliance. Neither the Representatives' consent to, nor an Underwriter's delivery to offerees or investors of, any such amendment or supplement shall constitute a waiver of any of the conditions set forth in Section 6 hereof.

                  (d) Not later than 16 months after the date of this Agreement, the Company will make generally available to its securityholders an earnings statement covering a period of at least 12 months beginning after the later of (i) the effective date of the registration statement relating to the Offered Securities, (ii) the effective date of the most recent post-effective amendment to the Registration Statement to become effective prior to the date of this Agreement and (iii) the date of the Company's most recent Annual Report on Form 10-K filed with the Commission prior to the date of this Agreement, which will satisfy the provisions of Section 11(a) of the Act.

                  (e) The Company will furnish to each Underwriter copies of the Registration Statement, including all exhibits, any related preliminary prospectus, any related preliminary prospectus supplement, the Prospectus and all amendments and supplements to such documents, in each case as soon as available and in such quantities as the requesting Underwriter reasonably requests. The Company will pay the expenses of printing and distributing to the Underwriters all such documents.

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                  (f) The Company will use its best efforts, in cooperation with the Underwriters, to qualify the Offered Securities for sale and to determine their eligibility for investment under the laws of such jurisdictions as the Representatives designate and will continue such qualifications in effect so long as required for the distribution; provided, that the Company will not be required to qualify as a foreign corporation or to file a general consent to service of process in any such jurisdiction or to subject itself to taxation in respect of doing business in any jurisdiction in which it is not otherwise so subject.

                  (g) During the period of five years after the date of this Agreement, the Company will furnish to each Underwriter as soon as practicable after the end of each fiscal year, a copy of its annual report to stockholders for such year; and the Company will furnish to each Underwriter (i) as soon as available, a copy of each report and any definitive proxy statement of the Company filed with or furnished to the Commission under the Exchange Act or mailed to stockholders, provided that, any such report or proxy statement shall be deemed to be furnished when posted electronically on a web site designated by the Company to which the Underwriters have access, and (ii) from time to time, such other information concerning the Company as the requesting Underwriter may reasonably request, subject to appropriate confidentiality undertakings reasonably satisfactory to the Company and the right of the Company to withhold information if required by applicable law.

                  (h) During the period of two years after the Closing Date, the Company will not be or become an open-end investment company, unit investment trust or face-amount certificate company that is required to be registered under Section 8 of the Investment Company Act.

                  (i) The Company will pay all expenses incidental to the performance of its obligations under this Agreement and the Indenture, including (i) the fees and expenses of the Trustee and its professional advisers; (ii) all expenses in connection with the execution, issue, authentication, packaging and initial delivery of the Offered Securities, the preparation and printing of this Agreement, the Offered Securities, the Indenture, the Prospectus and any amendments and supplements thereto, and any other document relating to the issuance, offer, sale and delivery of the Offered Securities (other than, in each case, the professional fees and expenses of counsel to the Underwriters except as provided below), (iii) any filing fees or other expenses (including fees and disbursements of counsel to the Underwriters, which fees and disbursements shall not exceed $5,000) incurred in connection with qualification of the Offered Securities for sale and determination of their eligibility for investment under the laws of such jurisdictions as the Representatives designate and the printing of memoranda relating thereto; (iv) any applicable filing fee incident to the review by the National Association of Securities Dealers, Inc. of the terms of the offering of the Offered Securities and the fees and disbursements of counsel to the Underwriters in connection therewith (which counsel fees shall be included in the cap set forth above), (v) any fees charged by investment rating agencies for the rating of the Offered Securities, and (vi) any expenses incurred in distributing the Prospectus, any preliminary prospectuses, or any preliminary prospectus supplements (including any amendments and supplements thereto) to the Underwriters.

                  (j) The Company will not offer, sell, contract to sell, pledge or otherwise dispose of, directly or indirectly, or file with the Commission a registration statement under the Act relating to debt securities issued or guaranteed by the Company and having a maturity of more than one year from the date of issue (other than debt securities the interest on which is excluded from gross income for federal income tax purposes under the Internal Revenue Code of 1986, as amended) or publicly disclose the intention to make any such offer, sale, pledge, disposition or filing, without the prior written consent of the Representatives for a period beginning at the date of this Agreement and ending at the later of the Closing Date or the lifting of trading restrictions by the Representatives, but in no event ending later than fifteen (15) days from the Closing Date.

         6. Conditions of the Obligations of the Underwriters. The obligation of the Underwriters to purchase and pay for the Offered Securities on the Closing Date will be subject to the accuracy of the representations and warranties on the part of the Company herein, to the accuracy of the statements of Company officers made pursuant to the provisions hereof, to the performance by the Company of its obligations hereunder and to the following additional conditions precedent:

                  (a) On or prior to the date hereof, the Representatives shall have received a letter addressed to the Underwriters, dated the date of this Agreement, of PricewaterhouseCoopers LLP confirming that they are independent public accountants with respect to the Company and its subsidiaries within the meaning of the Act and the applicable published Rules and Regulations thereunder and stating to the effect that:

                           (i) in their opinion the financial statements and
                  schedules and any summary of earnings examined by them and included or incorporated by reference in the Prospectus comply as to form in all material respects with the applicable accounting requirements of the Act and the related published Rules and Regulations;

                           (ii) they have performed the procedures specified by
                  the American Institute of Certified Public Accountants for a review of interim financial information as described in Statement of Auditing Standards No. 71, Interim Financial Information, on the unaudited financial statements included or incorporated by reference in the Registration Statements;

                           (iii) on the basis of the review referred to in
                  clause (ii) above, a reading of the latest available interim financial statements of the Company, inquiries of officials of the Company who have responsibility for financial and accounting matters and other specified procedures, nothing came to their attention that caused them to believe that:

                                    (A) the unaudited financial statements and
                           any summary of earnings included or incorporated by reference in the Prospectus do not comply as to form in all material respects with the applicable accounting requirements of the Act and the related published Rules and Regulations or any material modifications should be made to such unaudited financial

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                           statements and summary of earnings for them to be in
                           conformity with generally accepted accounting principles;

                                    (B) if any unaudited "capsule" information
                           is contained in the Prospectus, such information does not agree with the amounts set forth in the unaudited consolidated financial statements for those same periods or were not determined on a basis substantially consistent with that of the corresponding amounts in the audited consolidated financial statements;

                                    (C) at the date of the latest available
                           balance sheet read by such accountants, or at a subsequent specified date not more than three business days prior to the date of this Agreement, there was any change in the capital stock or any increase in short-term indebtedness or long-term debt of the Company and its consolidated subsidiaries or, at the date of the latest available balance sheet read by such accountants, there was any increase in consolidated net current liabilities or any decrease in consolidated net current assets, or net assets, or stockholders' equity, as compared with amounts shown on the latest balance sheet included or incorporated by reference in the Prospectus; or

                                    (D) for the period from the closing date of
                           the latest income statement included or incorporated by reference in the Prospectus to the closing date of the latest available income statement read by such accountants there were any decreases, as compared with the corresponding period of the previous year, in consolidated net sales, net operating income in the total or per share amounts of consolidated income before extraordinary items, net income or in the ratio of earnings to fixed charges;

                  except in all cases set forth in clauses (C) and (D) above for changes, increases or decreases which the Prospectus discloses have occurred or may occur or which are described in such letter; and

                           (iv) they have compared specified dollar amounts (or
                  percentages derived from such dollar amounts) and other financial information included or incorporated by reference in the Prospectus (in each case to the extent that such dollar amounts, percentages and other financial information are derived from the general accounting records of the Company and its subsidiaries subject to the internal controls of the Company's accounting system or are derived directly from such records by analysis or computation) with the results obtained from inquiries, a reading of such general accounting records and other procedures specified in such letter and have found such dollar amounts, percentages and other financial information to be in agreement with such results, except as otherwise specified in such letter.

                  (b) The Prospectus shall have been filed with the Commission in accordance with the Rules and Regulations and Section 5(a) of this Agreement. Prior to the Closing Date, no stop order suspending the effectiveness of the Registration Statement shall have been issued and no proceedings for that purpose shall have been instituted or, to the knowledge of the Company or the Underwriters, shall be contemplated by the Commission.

                  (c) Subsequent to the execution and delivery of this Agreement, there shall not have occurred (i) any change, or any development or event involving a prospective change, in the condition (financial or other), business, properties or results of operations of the Company and its subsidiaries taken as a whole which, in the judgment of the Representatives, is material and adverse and makes it impractical or inadvisable to proceed with completion of the public offering or the sale of and payment for the Offered Securities; (ii) any downgrading in the rating of any debt securities of the Company, including the Offered Securities, by any "nationally recognized statistical rating organization" (as defined for purposes of Rule 436(g) under the Act), or any public announcement that any such organization has under surveillance or review its rating of any debt securities of the Company (other than an announcement with positive implications of a possible upgrading, and no implication of a possible downgrading, of such rating) or the withdrawal by any nationally recognized statistical rating organization of its rating of any debt securities of the Company; (iii) any material suspension or material limitation of trading in securities generally on the New York Stock Exchange or any setting of minimum prices for trading on such exchange, or any suspension of trading of any securities of the Company on any exchange or in the over-the-counter market; (iv) any banking moratorium declared by U.S. federal or New York authorities or a material disruption in commercial banking or securities settlement or clearance services in the United States; (v) any outbreak or escalation of major hostilities in which the United States is involved, any declaration of war by Congress or any other substantial national or international calamity or emergency if, in the sole judgment of the Representatives, the effect of any event or change referred to in this clause (v) is so adverse and material as to make it impractical or inadvisable to proceed with the completion of the offering or the sale of and payment for the Offered Securities; or (vi) any change in U.S. or international financial, political or economic conditions if, in the sole judgment of the Representatives, the effect of any event or change referred to in this clause (vi) is so adverse and material as to make it impractical or inadvisable to proceed with completion of the public offering or the sale of and payment for the Offered Securities.

                  (d) The Representatives shall have received an opinion addressed to the Underwriters, dated the Closing Date, of Palmer & Dodge LLP, counsel for the Company, reasonably satisfactory in form and substance to the Representatives and solely to the effect that:

                           (i) The Company has been duly incorporated and is a
                  validly existing corporation in good standing under the laws of the State of Florida, with corporate power and authority to own, lease and operate its properties and conduct its business as described in the Prospectus, and to enter into and perform its obligations under this Agreement and the Indenture;

                           (ii) Each of the Offered Securities and the Indenture
                  has been duly authorized, executed and delivered by the Company; the Offered Securities, when validly authenticated and delivered by the Trustee, will be validly issued and conform as to legal matters to the description thereof contained in the Prospectus; the Offered Securities and the Indenture, when validly authenticated, executed and delivered by the Trustee, will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their respective terms, subject to bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors' rights generally and general equitable principles (whether considered in a proceeding in equity or at law); and the Offered Securities are entitled to the benefits of the Indenture;

                           (iii) No filing, registration or qualification with,
                  or authorization, approval, consent, license, order or decree of, any court or governmental agency or body is necessary or required in connection with the due authorization, execution and delivery of this Agreement or the Indenture or for the offering, issuance, sale or delivery of the Offered Securities by the Company, except such as have been obtained or made under the Act, the Rules and Regulations thereunder, and the Trust Indenture Act or such as may be required under state securities laws as to which such counsel need express no opinion;

                           (iv) The execution, delivery and performance by the
                  Company of this Agreement, the Offered Securities and the Indenture and the consummation of the transactions contemplated by this Agreement and in the Registration Statement (including the issuance and sale of the Offered Securities and the use of the proceeds from the sale of the Offered Securities as described in the Prospectus under the caption "Use of Proceeds"), do not and will not, whether with or without the giving of notice or lapse of time or both, (i) violate, constitute a breach of, or default under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company pursuant to any agreement or instrument that is listed as an exhibit to the Company's Form 10-K for the year ended December 31, 2002 or any of the Company's Forms 10-Q or 8-K filed thereafter but on or prior to the date of such opinion, or
                  (ii) violate (x) the charter or by-laws of the Company, (y) any applicable statute, rule or regulation, or (z) any judgment, order, writ or decree known to such counsel of any government, government instrumentality or court;

                           (v) There are no contracts, agreements or
                  understandings known to such counsel between the Company and any person granting such person the right to require the Company to file a registration statement under the Act with respect to any securities of the Company owned or to be owned by such person or to require the Company to include such securities in the securities registered pursuant to the Registration Statement or in any securities being registered pursuant to any other registration statement filed by the Company under the Act;

                           (vi) The Company is not and, after giving effect to
                  the offering and sale of the Offered Securities and the application of the proceeds thereof as described in the Prospectus, will not be an "investment company" as defined in the Investment Company Act of 1940;

                           (vii) The Indenture has been duly qualified under the
                  Trust Indenture Act;

                           (viii) This Agreement has been duly authorized,
                  executed and delivered by the Company;

                           (ix) The Registration Statement has become effective
                  under the Act, the Prospectus was filed with the Commission pursuant to the subparagraph of Rule 424(b) specified in such opinion within the time period required by Rule 424(b) and, to the knowledge of such counsel, no stop order suspending the effectiveness of the Registration Statement or any part thereof has been issued under the Act and no proceedings for that purpose have been instituted or are pending or threatened by the Commission;

                           (x) The Company is exempt from the provisions of the
                  Public Utility Holding Company Act, except Section 9(a)(2) thereof relating to the acquisition of securities of other public utility companies;

                           (xi) The Registration Statement, the Prospectus,
                  excluding the documents incorporated by reference therein, and each amendment or supplement thereto, excluding the documents incorporated by reference therein, as of their respective effective or issue dates (other than the financial statements and supporting schedules included therein or omitted therefrom and the statements of Eligibility on Form T-1 of the Trustee, as to which such counsel need not express an opinion) complied as to form in all material respects with the requirements of the Act, the Rules and Regulations thereunder and the Trust Indenture Act;

                           (xii) The documents incorporated by reference in the
                  Prospectus and each amendment or supplement thereto (other than the financial statements and supporting schedules included therein or omitted therefrom and the statements of Eligibility on Form T-1 of the Trustee, as to which such counsel need not express an opinion), when they became effective or were filed with the Commission or as subsequently amended prior to the date of this Agreement, as the case may be, complied as to form in all material respects with the requirements of the Exchange Act and the applicable Rules and Regulations published thereunder; and

                           (xiii) The statements made in the Prospectus under
                  the captions "Description of the Notes" and "Description of the Debt Securities," insofar as such statements purport to constitute a summary of the terms of any of the Indenture or the Offered Securities, constitute an accurate summary thereof in all material respects.

                           In giving such opinion, such counsel may limit its
                  opinion to the law of the Commonwealth of Massachusetts and the federal law of the United States. Such counsel may also state that it has relied upon certificates of public officials and, insofar as such opinion involves factual matters, it has relied upon certificates of officers of the Company. In rendering its opinion, such counsel may rely as to matters of Florida law upon the opinion of the general counsel of the Company and may assume the due authorization, execution and delivery of all documents by parties thereto, other than the Company. In addition to the matters set forth above, such opinion shall also include a statement to the effect that nothing has come to the attention of such counsel which causes it to believe that the Registration Statement, as of the date the Company's most recent Annual Report on Form 10-K was filed with the Commission, or any amendment thereto, as of its effective date, contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary to make the statements therein not misleading or that the Prospectus, as of its issue date and as of the Closing Date, or any amendment or supplement thereto, as of its issue date and as of the Closing Date, contained any untrue statement of a material fact or omitted to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; it being understood that such counsel need express no comment as to the Forms T-1 or the financial statements, including the notes thereto and supporting schedules, or other financial information and data contained in the Registration Statement or the Prospectus. With respect to such statement, such counsel may state that its belief is based upon procedures set forth therein satisfactory to the Representatives but is without independent investigation or verification.

                  (e) The Representatives shall have received an opinion addressed to the Underwriters, dated the Closing Date, of the general counsel of the Company, reasonably satisfactory in form and substance to the Representatives and solely to the effect that:

                           (i) The Company has been duly incorporated and is a
                  validly existing corporation in good standing under the laws of the State of Florida, with corporate power and authority to own, lease and operate its properties and conduct its business as described in the Prospectus and to enter into and perform its obligations under this Agreement and the Indenture;

                           (ii) Each Significant Subsidiary has been duly
                  incorporated and is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation, and has corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Prospectus; except as otherwise disclosed in the Registration Statement and the Prospectus, all of the issued and outstanding capital stock of each Significant Subsidiary has been duly authorized and validly issued, is fully paid and non-assessable and is owned of record and, to the best of such counsel's knowledge, beneficially, by the Company, directly or indirectly through subsidiaries of the Company, free and clear of any lien, encumbrance or defect; and none of the outstanding shares of capital stock of any Significant Subsidiary was issued in violation of the preemptive or, to the best of such counsel's knowledge, similar rights of any securityholder of such Significant Subsidiary;

                           (iii) Each of the Offered Securities and the
                  Indenture has been duly authorized, executed and delivered by the Company; the Offered Securities, when validly authenticated and delivered by the Trustee, will be validly issued; the Offered Securities and the Indenture, when validly authenticated, executed and delivered by the Trustee, will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their respective terms, subject to bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors' rights generally and general equitable principles (whether considered in a proceeding in equity or at law);

                           (iv) All descriptions in the Registration Statement
                  of written contracts and other documents to which the Company is a party are accurate in all material respects; to the best of such counsel's knowledge, there are no franchises, contracts, indentures, mortgages, loan agreements, notes, leases or other instruments required to be described or referred to in the Registration Statement or to be filed as exhibits thereto other than those described or referred to therein or filed or incorporated by reference as exhibits thereto, and the descriptions thereof or references thereto are correct in all material respects;

                           (v) No filing, registration or qualification with, or
                  authorization, approval, consent, license, order or decree of, any court or governmental agency or body (including without limitation the Florida Public Service Commission) is necessary or required in connection with the due authorization, execution and delivery of this Agreement or the Indenture or for the offering, issuance, sale or delivery of the Offered Securities by the Company, except such as may be required under state securities law as to which such counsel need express no opinion;

                           (vi) The execution, delivery and performance by the
                  Company of this Agreement, the Offered Securities and the Indenture and the consummation of the transactions contemplated by this Agreement and in the Registration Statement (including the issuance and sale of the Offered Securities and the use of the proceeds from the sale of the Offered Securities as described in the Prospectus under the caption "Use of Proceeds") do not and will not, whether with or without the giving of notice or lapse of time or both, (i) violate, constitute a breach of, or default under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company pursuant to any agreement or instrument that is listed as an exhibit to the Company's Form 10-K for the year ended December 31, 2002 or any of the Company's Forms 10-Q or 8-K filed thereafter but on or prior to the date of such opinion, or
                  (ii) violate (x) the charter or by-laws of the Company or any Significant Subsidiary, (y) any applicable statute, rule or regulation, or (z) any judgment, order, writ or decree known to such counsel of any government, government instrumentality or court; and

                           (vii) This Agreement has been duly authorized,
                  executed and delivered by the Company.

                  In giving such opinion, such counsel may limit her opinion to the law of the State of Florida, and such counsel may rely as to all matters governed by the laws of jurisdictions other than the law of the State of Florida, upon the opinion of counsel satisfactory to the Representatives. Such counsel may assume the due authorization, execution and delivery of documents by the parties thereto, other than the Company.

                  In addition to the matters set forth above, such opinion shall also include a statement to the effect that nothing has come to the attention of such counsel which causes her to believe that the Registration Statement, as of the date the Company's most recent Annual Report on Form 10-K was filed with the Commission, or any amendment thereto, as of its effective date, contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary to make the statements therein not misleading or that the Prospectus, as its issue date and as of the Closing Date, or any amendment or supplement thereto, as of its issue date and as of the Closing Date, contained any untrue statement of a material fact or omitted to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; it being understood that such counsel need express no comment as to the Forms T-1 or the financial statements, including the notes thereto and supporting schedules, or other financial information and data contained in the Registration Statement or the Prospectus. With respect to such statement, such counsel may state that her belief is based upon procedures set forth therein satisfactory to the Representatives but is without independent investigation or verification.

                  (f) The Representatives shall have received from Ropes & Gray, counsel for the Underwriters, such opinion or opinions addressed to the Underwriters, dated the Closing Date, with respect to the validity of the Offered Securities delivered on such Closing Date, the Registration Statement, the Prospectus and other related matters as the Representatives may require, and the Company shall have furnished to such counsel such documents as they request for the purpose of enabling them to pass upon such matters.

                  (g) The Representatives shall have received a certificate, dated the Closing Date, of the President or any Vice President and a principal financial or accounting officer of the Company in which such officers, to the best of their knowledge after reasonable investigation, shall state that the representations and warranties of the Company in this Agreement are true and correct, that the Company has complied with all agreements and satisfied all conditions on its part to be performed or satisfied hereunder at or prior to the Closing Date, that no stop order suspending the effectiveness of any Registration Statement or any part thereof has been issued and no proceedings for that purpose have been instituted or are contemplated by the Commission and, that subsequent to the date of the most recent financial statements in the Prospectus, there has been no material adverse change in the condition (financial or other), business, properties or results of operations of the Company and its subsidiaries taken as a whole except as set forth in or contemplated by the Prospectus or as described in such certificate.

                  (h) The Representatives shall have received a letter addressed to the Underwriters, dated the Closing Date, of PricewaterhouseCoopers LLP which meets the requirements of subsection (a) of this Section, except that the specified date referred to in such subsection will be a date not more than three days prior to the Closing Date for the purposes of this subsection.

The Company will furnish the Representatives with such conformed copies of such opinions, certificates, letters and documents as the Representatives reasonably request. The Representatives may in their sole discretion waive compliance with any conditions to the obligations of the Underwriters hereunder.

         7. Indemnification and Contribution.

                  (a) The Company will indemnify and hold harmless each Underwriter, its partners, directors and officers and each person, if any, who controls such Underwriter within the meaning of Section 15 of the Act, against any losses, claims, damages or liabilities, joint or several, to which such Underwriter may become subject, under the Act or arising out of any investigation or proceeding of any governmental agency or body, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the Registration Statement, the Prospectus, or any amendment or supplement thereto, or any related preliminary prospectus or preliminary prospectus supplement, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse such Underwriter for any legal or other expenses reasonably incurred by such Underwriter in connection with investigating or defending any such loss, claim, damage, liability or action as such expenses are incurred; provided, however, that the Company will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement in or omission or alleged omission from any of such documents in reliance upon and in conformity with written information furnished to the Company by any Underwriter through the Representatives specifically for use therein, it being understood and agreed that the only such information consists of the information described as such in subsection
         (b) below; and, provided, further, that, this indemnity with respect to the Prospectus or any related preliminary prospectus or preliminary prospectus supplement shall not inure to the benefit of any Underwriter (or any person controlling such Underwriter) from whom the person asserting any such loss, claim, damage or liability purchased the Offered Securities that are the subject thereof if (i) such Underwriter did not send or deliver to such person a copy of the Prospectus (or the Prospectus, as amended or supplemented) (excluding delivery of documents incorporated therein by reference) at or prior to the confirmation of the sale of the Offered Securities to such person (but only to the extent that such loss, claim, damage or liability is determined by a court of competent jurisdiction to arise out of the untrue statement or omission of a material fact that was corrected in the Prospectus (or the Prospectus, as amended or supplemented) that was not delivered by such Underwriter at or prior to confirmation of sale) in any case where such delivery is required by the Act, (ii) the Company has provided to such Underwriter sufficient quantities of the Prospectus (or the Prospectus, as amended or supplemented) in sufficient time to enable such Underwriter to deliver to such person a copy of the Prospectus (or the Prospectus, as amended or supplemented) in a timely manner, and (iii) the untrue statement or omission of a material fact contained in the Prospectus or any related preliminary prospectus or preliminary prospectus supplement was corrected in the Prospectus (or the Prospectus, as amended or supplemented).

                  In addition to and without limitation of the Company's obligation to indemnify Merrill Lynch as an Underwriter, the Company also agrees to indemnify and hold harmless the Independent Underwriter, its partners, directors and officers and each person, if any, who controls the Independent Underwriter within the meaning of Section 15 of the Act, against any losses, claims, damages or liabilities, as a result of the Independent Underwriter's participation as a "qualified independent underwriter" within the meaning of Rule 2720 of the Conduct Rules of the National Association of Securities Dealers, Inc. in connection with the offering of the Securities. Each Underwriter agrees that Merrill Lynch shall have no additional liability to any of the Underwriters pursuant to Sections 18 or 19 of the Merrill Lynch Master Agreement Among Underwriters (the "AAU") as a result of its serving as a "qualified independent underwriter" within the meaning of Rule 2720 of the Conduct Rules of the National Association of Securities Dealers, Inc. with respect to the offering and sale of the Offered Securities. In addition, each Underwriter agrees to pay its proportionate share, based upon the respective underwriting obligations of the Underwriters, of any liability of the type referred to in Sections 18 and 19 of the AAU incurred by Merrill Lynch in its capacity as Independent Underwriter.

                  (b) Each Underwriter, severally and not jointly, will indemnify and hold harmless the Company, its directors and officers and each person, if any, who controls the Company within the meaning of
         Section 15 of the Act, against any losses, claims, damages or liabilities to which the Company may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the Registration Statement, the Prospectus, or any amendment or supplement thereto, or any related preliminary prospectus or preliminary prospectus supplement, or arise out of or are based upon the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with written information furnished to the Company by any Underwriter through the Representatives specifically for use therein, and will reimburse any legal or other expenses reasonably incurred by the Company in connection with investigating or defending any such loss, claim, damage, liability or action as such expenses are incurred, it being understood and agreed that the only such information consists of the following information in the Prospectus: (i) the selling concession and discount reallowance figures in the fifth paragraph under the caption "Underwriting" and (ii) the information contained in the ninth paragraph under the caption "Underwriting."

                  (c) Promptly after receipt by an indemnified party under this Section of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under subsection (a) or (b) above, notify the indemnifying party of the commencement thereof, but the omission so to notify the indemnifying party will not relieve it from any liability which it may have to any indemnified party otherwise than under subsection (a) or (b) above. In case any such action is brought against any indemnified party and it notifies the indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate therein and, to the extent that it may wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel satisfactory to such indemnified party (who shall not, except with the consent of the indemnified party, be counsel to the indemnifying party), and after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party will not be liable to such indemnified party under this Section for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation. If indemnity is sought pursuant to Section 6(a), then, in addition to the fees and expenses of such counsel for the indemnified party, the indemnifying party shall be liable for the reasonable fees and expenses of not more than one counsel separate from its own counsel and that of any other indemnified party for the Independent Underwriter in its capacity as a "qualified independent underwriter" and all persons, if any, who control the Independent Underwriter within the meaning of Section 15 of the Act in connection with any one action or separate but similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances if, in the reasonable judgment of the Independent Underwriter, there may exist a conflict of interest between the Independent Underwriter and any other indemnified party. Any such separate counsel for the Independent Underwriter and such control persons of the Independent Underwriter shall be designated in writing by the Independent Underwriter. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened action in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party unless such settlement (i) includes an unconditional release of such indemnified party from all liability on any claims that are the subject matter of such action and (ii) does not include a statement as to, or an admission of, fault, culpability or a failure to act by or on behalf of an indemnified party.

                  (d) If the indemnification provided for in this Section is unavailable or insufficient to hold harmless an indemnified party under subsection (a) or (b) above, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of the losses, claims, damages or liabilities referred to in subsection (a) or (b) above (i) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Underwriters on the other from the offering of the Offered Securities or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company on the one hand and the Underwriters on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and the Underwriters on the other shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by the Company bear to the total underwriting discounts and commissions received by the Underwriters. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such untrue statement or omission. The Company and the Underwriters agree that Merrill Lynch will not receive any additional benefits hereunder for serving as the Independent Underwriter in connection with the offering and sale of the Offered Securities. The amount paid by an indemnified party as a result of the losses, claims, damages or liabilities referred to in the first sentence of this subsection (d) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any action or claim which is the subject of this subsection (d). Notwithstanding the provisions of this subsection (d), no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Offered Securities underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

                  (e) The obligations of the Company under this Section shall be in addition to any liability which the Company may otherwise have and shall extend, upon the same terms and conditions, to each partner, director or officer of the Underwriter and each person, if any, who controls the Underwriter within the meaning of the Act; and the obligations of each Underwriter under this Section shall be in addition to any liability which such Underwriter may otherwise have and shall extend, upon the same terms and conditions, to each director and officer of the Company who has signed the Registration Statement and to each person, if any, who controls the Company within the meaning of the Act.

         8. Survival of Certain Representations and Obligations. The respective indemnities, agreements, representations, warranties and other statements of the Company or its officers and of such Underwriter set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation, or statement as to the results thereof, made by or on behalf of any Underwriter, the Company or any of their respective representatives, officers or directors or any controlling person, and will survive delivery of and payment for the Offered Securities. If for any reason the purchase of the Offered Securities by the Underwriters is not consummated, the Company shall remain responsible for the expenses to be paid or reimbursed by it pursuant to Section 5 and the respective obligations of the Company and the Underwriters pursuant to Section 7 shall remain in effect, and if any Offered Securities have been purchased hereunder the representations and warranties in Section 2 and all obligations under Section 5 shall also remain in effect. If the purchase of the Offered Securities by the Underwriters is not consummated for any reason other than solely because of a default under Section 9 hereof or the occurrence of any event specified in clause (iii), (iv), (v) or
(vi) of Section 6(c), the Company will reimburse the non-defaulting Underwriters for all out-of-pocket expenses (including fees and disbursements of counsel) reasonably incurred by them in connection with the offering of the Offered Securities.

         9. Default by One or More of the Underwriters. If one or more of the Underwriters shall fail on the Closing Date to purchase the Offered Securities which it or they are obligated to purchase under this Agreement (the "DEFAULTED SECURITIES"), the Representatives shall have the right, within 24 hours thereafter, to make arrangements for one or more of the non-defaulting Underwriters, or any other underwriters, to purchase all, but not less than all, of the Defaulted Securities in such principal amounts as may be agreed upon and upon the terms herein set forth; if, however, the Representatives shall not have completed such arrangements within such 24-hour period, then:

                  (a) if the aggregate principal amount of the Defaulted Securities does not exceed 10% of the aggregate principal amount of the Offered Securities to be purchased on such date, each of the non-defaulting Underwriters shall be obligated, severally and not jointly, to purchase the full amount thereof in the proportions that their respective underwriting obligations hereunder bear to the underwriting obligations of all non-defaulting Underwriters, or

                  (b) if the aggregate principal amount of the Defaulted Securities exceeds 10% of the aggregate principal amount of the Offered Securities to be purchased on such date, this Agreement shall terminate without liability on the part of any non-defaulting Underwriter.

         No action taken pursuant to this Section shall relieve any Underwriter from liability in respect of its default.

         In the event of any such default which does not result in a termination of this Agreement either (i) the Representatives or (ii) the Company shall have the right to postpone the Closing Date for a period not exceeding seven days in order to effect any required changes in the Registration Statement or Prospectus or in any other documents or arrangements. As used herein, the term "Underwriter" includes any person substituted for an Underwriter under this Section.

         10. Notices. All communications hereunder will be in writing and, if sent to the Underwriters, shall be directed to the Representatives and be mailed, delivered, including by facsimile, and confirmed to: Merrill Lynch, Pierce, Fenner & Smith Incorporated, 4 World Financial Center, New York, NY 10080, Attention: Global Energy & Power Group, 24th Floor, and Morgan Stanley & Co. Incorporated, 1585 Broadway, New York, NY 10036,
Attention: Fixed Income Syndicate Department or, if sent to the Company, will be mailed, delivered or telegraphed and confirmed to it at 702 North Franklin Street, Tampa, Florida 33602, Attention: Corporate Secretary.

         11. Successors. This Agreement will inure to the benefit of and be binding upon the parties hereto and their respective successors and the partners, officers and directors and controlling persons referred to in Section 7, and no other person will have any right or obligation hereunder. No purchaser of the Offered Securities from an Underwriter shall be deemed to be a successor by reason merely of such purchase.

         12. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same agreement.

         13. APPLICABLE LAW. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

         14. Jurisdiction. The Company hereby submits to the non-exclusive jurisdiction of the Federal and state courts in the Borough of Manhattan in The City of New York in any suit or proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.

         15. Tax Disclosure. Notwithstanding any other provision of this Agreement, from the commencement of discussions with respect to the transactions contemplated hereby, except as reasonably necessary to comply with securities laws, the Company (and each employee, representative or other agent of the Company) may disclose to any and all persons, without limitation of any kind, the tax treatment and tax structure (as such terms are used in Sections 6011, 6111 and 6112 of the U.S. Code and the Treasury Regulations promulgated thereunder) of the transactions contemplated by this Agreement and all materials of any kind (including opinions or other tax analyses) that are provided relating to such tax treatment and tax structure.

         If the foregoing is in accordance with your understanding of our agreement, kindly sign and return to the Company one of the counterparts hereof, whereupon it will become a binding agreement between the Company and the Underwriters in accordance with its terms.

                                       Very truly yours,

                                       TECO ENERGY, INC.

                                       By   /s/ Sandra Callahan
                                          ---------------------------------
                                       Name: Sandra Callahan
                                       Title: Vice President - Treasury and Risk
                                       Management (Treasurer)

The foregoing Underwriting Agreement is hereby confirmed and accepted as of the date first above written by the following Representatives for themselves and the other Underwriters named in Schedule A to the Underwriting Agreement.

MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED

By /s/ Tom Widener
  -------------------------------
Authorized Signatory
Tom Widener, Managing Director

MORGAN STANLEY & CO. INCORPORATED

By /s/ Harold Hendershot
  -------------------------------
Authorized Signatory
Harold Hendershot, Executive Director

CITIGROUP GLOBAL MARKETS INC.

By /s/ Peter Kind
  --------------------------------
Authorized Signatory
Peter Kind, Managing Director

J.P. MORGAN SECURITIES INC.

By /s/ Carl J. Mehldau, Jr.
  --------------------------------
Authorized Signatory
Carl J. Mehldau, Jr., Vice President

                                   SCHEDULE A

                        UNDERWRITER                                    7.50% NOTES DUE 2010
                        -----------
Merrill Lynch, Pierce, Fenner, Smith Incorporated.................      $  105,000,000
4 World Financial Center
New York, NY 10080

Morgan Stanley & Co. Incorporated.................................          75,000,000
1585 Broadway
New York, NY 10036

Citigroup Global Markets Inc......................................          75,000,000
388 Greenwich Street
New York, NY 10013

J.P. Morgan Securities Inc........................................          45,000,000
277 Park Avenue
New York, NY 10172

TOTAL.............................................................      $__300,000,000_____

                                   SCHEDULE B

                        List of Significant Subsidiaries

1.       Tampa Electric Company

2.       TECO Power Services Corporation

3.       TECO Transport Corporation

4.       TECO Diversified, Inc.

5.       TECO Coal

                                   SCHEDULE C

                               Material Contracts

1. Guaranty Agreement dated as of October 3, 1997 by and between TECO Diversified Inc. and ABN AMRO Chicago Corporation.

2. Guaranty Agreement dated as of June 21, 1993 by TECO Diversified Inc. to Westmoreland-LG&E Partners.

3. Guaranty Agreement dated as of October 15, 1993 by TECO Diversified Inc. to Westmoreland-LG&E Partners.